Exhibit 10.23

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND MARKED WITH “**”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

CONTRACT FOR SERVICES

THIS AGREEMENT, dated as of June 22, 2007 (together with the schedules, appendices, attachments and exhibits, if any (“Agreement”), between Sky Angel U.S. , LLC. having its principal office at 3050 Horseshoe Drive N., Suite 290, Naples, Florida 34104-7910 (“Company”) and NeuLion, Inc., having its principal place of business at 1600 Old Country Road, Suite 101, Plainview, New York 11803, United States (“NeuLion”), each of Company and NeuLion being a “Party”.

W I T N E S S E T H:

WHEREAS, Company desires to hire NeuLion to build and deliver an Internet Protocol Television (“IPTV”) service as described in this Agreement; and

WHEREAS, NeuLion desires to build and deliver an IPTV service as described in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Parties agree as follows:

1.             Term.  This Agreement shall be for a period of three (3) years commencing on July 1, 2007 and shall automatically renew thereafter for subsequent one (1) year periods, unless terminated as otherwise provided for herein.

2.             Services.  The services to be provided by NeuLion under this Agreement shall consist of the setup and back office operation of an IPTV television service (the “Service”) for the North America marketplace (the “Territory”), as more fully described in Exhibit A hereto.  The services to be provided by Company under this Agreement shall consist of the provision of all content (“Content”) for the Service and the advertising and marketing thereof, as more fully described, and with the restrictions set forth in Exhibit A hereto.

3.             Advertising.  In the event Company sells advertising time to be inserted in the Content, Company shall pay NeuLion the advertising fees set forth in Exhibit B hereto.

4.             Consideration.  Company shall pay to NeuLion the fees set forth in Exhibit B hereto as consideration for the services provided pursuant to Section 2 above.

5.             Independent Contractor.  NeuLion is an independent contractor of Company.  Accordingly, no Party shall, nor shall any officer, director, employee, servant, agent or independent contractor of either Party (i) be deemed an employee of the other Party, (ii) commit the other Party to any obligation, or (iii) hold itself, himself, or herself out as an employee of the other Party or a Person with the authority to commit the other Party to any obligation.  As used in this Agreement the word “Person” means any individual person, entity (including partnerships, corporations and limited liability companies), and government or political subdivision thereof (including agencies, bureaus, offices and departments thereof).

6.             Compliance With Law.  Both Company and NeuLion shall comply with any and all applicable Federal, State and local Laws in connection with their respective performance under this Agreement.

7.             Deliverables and Intellectual Property Rights.  Company understands and agrees that NeuLion shall utilize its (and/or its affiliates’) proprietary intellectual property in the development and delivery of the Service provided for herein.  Accordingly, NeuLion shall be the owner of the Service and any and all intellectual property rights therein contained (including but not limited to all patents, trademarks, know how and business models), and, in further consideration for the rights granted herein to Company, Company hereby assigns to the NeuLion any and all rights, title and interest, including, without limitation, copyrights, trade secrets and proprietary rights, to the materials created or developed by NeuLion hereunder and required to be delivered to Company by virtue of their description or specification as a deliverable in Exhibit A (the “Deliverables”), excluding the Content provided by Company thereunder.  The Deliverables shall not be deemed to be “works made for hire” under the federal copyright laws.  Company agrees to give NeuLion reasonable assistance to perfect such assignment of such rights, title and interest.

8.             Infringement.  NeuLion warrants and represents that the Deliverables do not, and Company warrants that the Content does not, infringe upon or constitute a misappropriation of any U.S. copyright, trademark, patent, trade secret or other proprietary right of any third party.  Each Party will indemnify, defend and hold harmless the other Party from and against all third party claims against, and any related damages, claims, expenses (including reasonable attorney’s fees), judgments, liabilities and costs (“Losses”), which such Party may suffer or incur relating to any claim or action alleging that the Deliverables or the Content infringe any U.S. copyright, trade secret, patent right of design, or other third party intellectual property right.  In the event of any third party claim against Company in respect of the Deliverables, NeuLion, at its option, may (i) obtain the right to use the Deliverables without obligation on the part of Company to the owner of the allegedly infringed intellectual property, (ii) modify the Deliverables, without materially diminishing the functionality or performance, thereof, to become non-infringing at NeuLion’s sole expense or (iii) discontinue the use of infringing Deliverables.  In the event of any third party claim against NeuLion in respect of the Content, Company, at its option, may (i) obtain the right to use the Content without obligation on the part of NeuLion to the owner of the allegedly infringed intellectual property, or (ii) discontinue the use of infringing Content.

9.             Limited Service Warranty.  NeuLion warrants that the Service will operate according to the specifications published by NeuLion.  If it is determined that the Service does not operate according to such specifications, NeuLion’s only responsibility will be to use its best efforts, consistent with industry standards, to cure the defect.  EXCEPT AS SET FORTH HEREIN, NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILTY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY NEULION.  IN NO EVENT WILL NEULION BE LIABLE TO COMPANY OR ANY OTHER PARTY FOR ANY LOSS,

INCLUDING TIME, MONEY, GOODWILL, LOST PROFITS AND CONSEQUENTIAL DAMAGES BASED ON CONTRACT, TORT OR OTHER LEGAL THEORY, WHICH MAY ARISE HEREUNDER OR FROM THE USE OR OPERATION OF THE SERVICE.

10.           Indemnification; Defense; Cooperation.  (a) Each Party shall be responsible for and shall indemnify and hold harmless the other Party and its officers, employees, and agents (the “Indemnified Parties”) from and against any and all liabilities, losses, costs, expenses (including, without limitation, attorneys’ fees and disbursements) and damages (“Losses”), arising out of or in connection with any acts or omissions of the Party, regardless of whether due to negligence, fault, or default, including Losses in connection with any threatened investigation, litigation or other proceeding or preparing a defense to or prosecuting the same; provided, however, that the Party shall not be responsible for that portion, if any, of a Loss that is caused by the negligence, fault or default of the other Party.

(b)           Each Party shall, upon the other Party’s demand, promptly and diligently defend, at the Party’s own risk and expense, any and all suits, actions, or proceedings which may be brought or instituted against one or more Indemnified Parties for which the Party is responsible under this Section, and, further to the Party’s indemnification obligations, the Party shall pay and satisfy any judgment, decree, loss or settlement in connection therewith.

(c)           Each Party shall cooperate with the other Party in connection with the investigation, defense or prosecution of any action, suit or proceeding in connection with this Agreement.

(d)           The provisions of this Section shall survive the termination of this Agreement.

11.           Assignment; Amendment; Waiver; Subcontracting.  (a) Neither Party may assign this Agreement nor any of its rights and obligations under this Agreement, without the prior written consent of the other Party, which consent shall not be unreasonably withheld.  Notwithstanding the foregoing, the public offering of a Party, a sale of a controlling interest in a Party, or a sale of substantially all of the assets of a Party shall not constitute an assignment for purposes of this Section.

(b)           This Agreement and the rights and obligations hereunder may not be in whole or part (i) amended, (ii) waived, or (iii) subcontracted, without the prior written consent of the Party against whom enforcement of such action is sought.  Any purported modification without such prior written consent shall be null and void.  The failure of a Party to assert any of its rights under this Agreement, including the right to demand strict performance, shall not constitute a waiver of such rights.

12.           Termination.  This Agreement may be terminated (i) in the event of a breach of this Agreement that has gone uncured for a period thirty (30) days after written notice of such breach has been given, (ii) immediately upon the insolvency of or the filing of a petition of bankruptcy by a Party, (iii) upon mutual written Agreement of the Parties, (iv) either party may cancel without cause upon ninety (90) days written notice to the other party and (iv) in accordance with any other provisions of this Agreement expressly addressing termination.

13.           Confidentiality.  “Confidential Information” shall include:  (i) all prices, rates and other financial information related to the Services, (ii) all information relating to the customers of either Party, including customer lists, and (iii) all information one Party provides to the other which is clearly identified as confidential or proprietary.  Confidential Information disclosed by either Party to the other shall be held by the recipient in confidence and not:  (a) used by the recipient for personal advantage of any kind, or (b) made available for third parties to use.  Each Party will direct its employees, contractors, consultants and representatives who have access to any Confidential Information to comply with all of the terms of this Section.  The following information shall not be Confidential Information if:  (i) it is or becomes available to the public through no wrongful act of the receiving Party; (ii) it is already in the possession of the receiving Party and not subject to any agreement of confidence between the Parties; (iii) it is received from a third Party without restriction for the benefit of the disclosing Party and without breach of this Agreement; (iv) it is independently developed by the receiving Party; (v) it is disclosed pursuant to a requirement of a duly empowered government agency or a court of competent jurisdiction after due notice and an adequate opportunity to intervene is given to the disclosing Party unless such notice is prohibited.  Upon termination or expiration of this Agreement, the receiving Party shall at the disclosing Party’s direction, either return or destroy all of the disclosing Party’s Confidential Information and so certify in writing.  The obligations of this provision will survive for five (5) years after any termination or expiration of this Agreement.

14.           Audit.  During the Term of this Agreement, each Party may audit the books and records of the other Party relevant to this Agreement no more than once each year thereof.  All such audits shall be performed by an independent accounting firm at the sole expense of the auditing Party and must take place on reasonable notice and during normal business hours.  Such audits will be conducted to determine that all accounting, billing, cash collection and cash distribution is done in accordance with the terms of the Agreement.  Any accounting discrepancies will be resolved within thirty (30) days from the last day of the audit and in the event those discrepancies are **************.

15.           No Third Party Beneficiaries.  This Agreement is entered solely by and between the Parties and shall not be deemed to create any rights in or obligations to any third parties.

16.           Force Majeure.  Neither Party shall be liable for failure to fulfill its obligations under this Agreement if that failure is caused, directly or indirectly, by flood, communications failure, extreme weather, fire, mud slide, earthquake, or other natural calamity or act of God, interruption in water, electricity, riots, civil disorders, rebellions or revolutions, acts of governmental agencies, quarantines, embargoes, malicious acts of third parties, acts of terrorism, labor disputes affecting vendors or subcontractors and for which the party claiming force majeure is not responsible, or any other similar cause beyond the reasonable control of that Party.

17.           Consent to Jurisdiction and Venue; Governing Law.  Unless otherwise specified in this Agreement or required by Law, exclusive original jurisdiction for all claims or actions with respect to this Agreement shall be in a State or Federal Court in Nassau County in New York State and the Parties expressly waive any objections to the same on any grounds, including venue and forum non convens.  This Agreement is intended as a contract under, and shall be governed and construed in accordance with, the Laws of New York State, without regard to the conflict of laws provisions thereof.

18.           Notices.  Any notice, request, demand or other communication required to be given or made in connection with this Agreement shall be (a) in writing, (b) delivered or sent (i)

by hand delivery, evidenced by a signed, dated receipt, (ii) postage prepaid via certified mail, return receipt requested, or (iii) overnight delivery via a nationally recognized courier service, (c) deemed given or made on the date three (3) business days after it is mailed or one (1) business day after it is released to a courier service, as applicable, if addressed to the President or Chief Executive Officer of the Party at the address specified above for the Party, or in each case to such other persons or addresses as shall be designated by written notice.

19.           All Legal Provisions Deemed Included; Severability; Supremacy.  (a) Every provision required by Law to be inserted into or referenced by this Agreement is intended to be a part of this Agreement.  If any such provision is not inserted or referenced or is not inserted or referenced in correct form then (i) such provision shall be deemed inserted into or referenced by this Agreement for purposes of interpretation and (ii) upon the application of either Party this Agreement shall be formally amended to comply strictly with the Law, without prejudice to the rights of either Party.

(b)           In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(c)           Unless the application of this subsection will cause a provision required by Law to be excluded from this Agreement, in the event of an actual conflict between the terms and conditions set forth above the signature page to this Agreement and those contained in any schedule, exhibit, appendix, or attachment to this Agreement, the terms and conditions set forth above the signature page shall control.  To the extent possible, all the terms of this Agreement should be read together as not conflicting.

20.           Section and Other Headings.  The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

21.           Entire Agreement.  This Agreement represents the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements (whether written or oral) of the parties relating to the subject matter of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NeuLion, Inc.		Company: Sky Angel U.S., LLC

By:	/s/ Ronald M.E. Nunn	By:	/s/ Thomas Scott
(Authorized Signature)		(Authorized Signature)

Ronald M.E. Nunn		Thomas Scott
Type or Print Name of Person Signing		Type or Print Name of Person Signing

EVP, Business Operations		President/COO
Title		Title

06-26-2007		6/22/07
Date		Date

EXHIBIT A

NEULION PROVIDED SERVICES

NeuLion shall provide the following services and Deliverables for the setup and back office operations of the Service, within the Territory, provided that Company obtains all requisite legal and regulatory approvals for any locality.  These Deliverables and services shall include the utilization of NeuLion owned and licensed technologies and proprietary processes, including the NeuLion iPTV Services Support described in Exhibit D and the NeuLion Monitoring, Backup and Recovery processes described in Exhibit E.  The specific Deliverables to be provided by NeuLion are:

•                                          Content Encoding and Management – NeuLion shall provide the process, technology, necessary third-party software licenses and ongoing personnel services to encode Company provided Content for subsequent transmission over the internet to the Service’s customers.  Services include:

1.                                       The delivery, installation, implementation, support, maintenance and remote management of the NeuLion Transcoder System, consisting of server hardware, operating system and NeuLion propriety software, as required for linear broadcast channel Content encoding;

2.                                       The encoding of Company provided video Content into NeuLion’s proprietary AVC (Advanced Video Compression) format;

3.                                       No later than the fourth calendar quarter of 2007 provide the encoding of Company provided audio Content into MP3 codec at 128kbps;

4.                                       The publishing of daily broadcast channel play lists for subsequent scheduling of Content broadcast; and,

5.                                       The storage, backup and maintenance of the encoded Content to support forty-eight (48) hours of broadcast Content and unlimited Video on Demand (“VOD”) library Content.  In the event any VOD title has not been viewed in the preceding ninety (90) days NeuLion may delete that title.

•                                          Content Delivery — NeuLion shall provide the process, technology, necessary third-party software licenses and ongoing personnel services to deliver broadcast Content to the Service’s customers.  Services include:

1.                                       Implementation, support, maintenance and management of hardware, software and the NeuLion iPTV Platform to support customer access control and selection management of broadcast channel and VOD library Content;

2.                                       Implementation, support, maintenance and management of hardware, software and the NeuLion iPTV Platform to concurrently stream broadcast channel and VOD Content as required to support the Service’s customers Content viewing demand; and,

3.                                       Implementation, support, maintenance and management of hardware, software and the NeuLion iPTV Platform to provision and manage IP network bandwidth resources as required supporting Service’s customers’ Content broadcast demand.

•                                          Support of Company’s Sales and Customer Service Support Requests — NeuLion shall provide the process, technology and ongoing personnel services to accept Company’s new customer orders and support Company’s Customer Service requests for second level support.  Services include:

1.                                       Implementation, support, maintenance and management of hardware, software and the NeuLion iPTV Platform to support customer order management and administration to be utilized by both NeuLion and Company personnel, with support for direct order entry capture from Company’s Service web site;

2.                                       Implementation and maintenance of hardware, software and NeuLion technology to log and subsequent track activity by NeuLion personnel of Company’s Customer Services personnel’s requests for second level support; and,

3.                                       The ongoing analysis, response and resolution of Company’s Customer Services personnel’s requests for second level support of customer’s technical issues.

•                                          Customer Provisioning, Maintenance and Billing — NeuLion shall provide the process, technology, necessary third-party software licenses and ongoing personnel services to setup and provision new customers, maintain existing customer account information and provide monthly customer billing.  Services include:

1.                                       Implementation, support, maintenance and management of hardware, software and the NeuLion iPTV Platform to support Service’s customer account definition and maintenance to include a internet-based customer self-service facility;

2.                                       The ongoing individual customer account setup, Set Top Box (STB) relationship definition/maintenance and STB fulfillment to include STB customer shipping;

3.                                       The ongoing monthly billing of customer accounts to include pre-approved, recurring customer credit card charge processing, monthly customer billing statement creation and statement posting for customer access via the supplied internet-based customer self-service facility; and,

4.                                       Using commercially reasonable efforts, work with Company to analyze and develop a proposal for paid integration of the NeuLion iPTV Platform with Company’s business systems.

COMPANY PROVIDED SERVICES

Company shall provide the following services and Deliverables for the sales, marketing, and direct customer support of the Service.  The specific Deliverables to be provided by Company are:

•                                          Supplying of Content — Company shall provide the Content required for VOD library and daily broadcast to the Service’s customers.  Services include:

1.                                       The daily acquisition and aggregation of Content in an agreed upon format to be delivered in an agreed upon timeframe as required for daily broadcast to the Service’s customers;

2.                                       The creation and delivery of Content meta data (to include Content title and description, high resolution Content promotional images and broadcast Content programming schedules) in an agreed upon quality and in a timely manner;

3.                                       The implementation, maintenance and management of hardware, software and network services to transmit daily broadcast and VOD library Content to NeuLion for subsequent Content encoding; and,

4.                                       Daily broadcast and VOD library Content shall be delivered at a quality level required for encoding and subsequent broadcast to the Service’s customers.

•                                          Sales and Marketing of the Service — Company shall provide the marketing, promotions, advertising and direct customer sales for the Service.  Services include:

1.                                       The creation and maintenance of the Service’s external web site to include promotional materials, Service description and interface to the NeuLion supplied order management facility for direct capture of new customer orders; and

2.                                       The ability to receive new customer orders via telephone and/or fax, and the subsequent entry of these new orders into the NeuLion supplied order management facility.

•                                          Direct Customer Support — Company shall provide direct customer communication, support and management of the Service’s customers.  Services include:

1.                                       The ability to receive (both electronically and via telephone), log and track support requests from the Service’s customers; and,

2.                                       The maintenance of trained support personnel at a reasonable level as required to respond to the Service’s customers’ support requests in a timely fashion.

EXHIBIT B

NEULION SERVICE FEES

In consideration for services provided to Company, NeuLion shall receive the following fees from Company:

•                                          Setup Fee — For NeuLion’s services to setup the infrastructure and processes for the Service’s Content encoding, management and delivery, and customer provisioning, management and billing facilities, Company shall:

1.                                       ********;

2.                                       ********:

a.                                       ***********;

b.                                      ***********; and,

c.                                       ***********

3.                                       ********;

4.                                       ********; and,

5.                                       NeuLion agrees that for each NeuLion Transcoder System paid for by Company as described in item 2 above, Company may at no additional charge:

a.                                       Replace a linear broadcast channel on a NeuLion Transcoder System with a different linear broadcast channel based upon a mutually agreed upon schedule and frequency; and,

b.                                      Install, execute, and use (according to NeuLion provided specifications), NeuLion’s proprietary transcoder software on a backup computer system when the supplied NeuLion Transcoder System is temporarily inoperable because of uncontrollable events.  Such authorization shall extend only until operable status is restored to the designated Computer System and in no event longer then thirty (30) days.

•                                          Operations Fee - For ongoing back office operations of the Services of this Agreement, NeuLion shall retain the following Monthly Operations Fees:

                                                **********

                                                **********

                                                **********

[One Page omitted pursuant to confidential treatment request.]

**********

**********

•              Set Top Box (STB) Acquisition Fee – For STB fulfillment to Service’s customers for this Agreement including NeuLion’s STB limited warranty as described in Exhibit C, Company shall order **** and pay NeuLion for such orders as follows:

**********

**********

EXHIBIT C

NEULION SET TOP BOX LIMITED WARRANTY

1.             NeuLion warrants to Company and the Service’s customer that the STBs will be free from defects in workmanship and materials, under normal use and service, for one year from the date of resell by Company to the Service’s customer.  NeuLion’s sole obligation under this express warranty shall be, at NeuLion’s option and expense, to repair the defective STB or part, deliver to the affected Service’s customer an equivalent STB or part to replace the defective item, or if neither of the two foregoing options are reasonably available, NeuLion may, on its sole discretion, refund to the affected Service’s customer the purchase price paid for the defective STB.  All STBs that are replaced will become the property of NeuLion.  Replacement STBs or parts may be new or reconditioned.  NeuLion warrants any replaced or repaired STB or part for ninety (90) days from shipment, or the remainder of the initial warranty period, whichever is longer.

2.             STBs returned to NeuLion by a customer of the Service must be authorized by Company.  Return shipping from the affected Service’s customer to NeuLion will be paid by NeuLion.  The repaired or replaced STB will be shipped to the customer, at NeuLion’s expense, not later than thirty (30) days after NeuLion receives the defective STB, and NeuLion will retain risk of loss or damage until the item is delivered to the customer.

3.             NeuLion will not be liable under this limited warranty if its testing and examination disclose that the alleged defect or malfunction in the STB does not exist or results from: (i) failure to follow NeuLion’s installation, operation, or maintenance instructions; (ii) unauthorized product modification or alteration; (iii) abuse, misuse, negligent acts or omissions of the Service’s customer and persons under the Service’s customer’s control; or, (iv) acts of third parties, acts of God, accident, fire, lightning, power surges or outages, or other hazards.

4.             IF A NEULION STB DOES NOT OPERATE AS WARRANTED ABOVE, COMPANY’S AND SERVICE’S CUSTOMER’S SOLE REMEDY FOR BREACH OF THAT WARRANTY SHALL BE REPAIR, REPLACEMENT, OR REFUND OF THE PURCHASE PRICE PAID, AT NEULION ‘S OPTION.  TO THE FULL EXTENT ALLOWED BY LAW, THE FOREGOING WARRANTIES AND REMEDIES ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER WARRANTIES, TERMS, OR CONDITIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES, TERMS, OR CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, SATISFACTORY QUALITY, CORRESPONDENCE WITH DESCRIPTION, AND NON-INFRINGEMENT, ALL OF WHICH ARE EXPRESSLY DISCLAIMED.  NEULION NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR IT ANY OTHER LIABILITY IN CONNECTION WITH THE SALE, INSTALLATION, MAINTENANCE OR USE OF ITS PRODUCTS.

5.             EXCEPT AS SET FORTH HEREIN, NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILTY AND FITNESS FOR A PARTICULAR PURPOSE,

ARE MADE BY NEULION.  IN NO EVENT WILL NEULION BE LIABLE TO COMPANY OR ANY OTHER PARTY FOR ANY LOSS, INCLUDING TIME, MONEY, GOODWILL, LOST PROFITS AND CONSEQUENTIAL DAMAGES BASED ON CONTRACT, TORT OR OTHER LEGAL THEORY, WHICH MAY ARISE HEREUNDER OR FROM THE USE, OPERATION OR MODIFICATION OF THE STBS AND THE NEULION SET TOP BOX SYSTEM.

EXHIBIT D

NEULION IPTV SERVICE SUPPORT

NeuLion’s iPTV Service support provides for logging, categorization, analysis and creation of resolutions to all support requests made by Company.  Request resolutions can consist of answers to questions, creating of procedures to resolve and/or circumvent a problem, and changes to the Service to correct a problem.

NeuLion’s web-based support request tracking system allows Company to log requests, provide updates and review the status of the request logs, 24 hours per day, 7 days per week, and 365 days per year.  For opened requests, there are two types of technical support performed by NeuLion.

“Primary Support Services” address all the requests opened on the support tracking system.  Primary Support Services personnel will work on requests during ********************** ************.  “Emergency Support Services” are provided after Primary Support Services hours for High severity requests only.  When a High severity request is opened outside of Primary Support Services hours, a NeuLion support technician will be automatically notified of the new request so that it can be addressed as quickly as possible.  Within *** of entering a High severity request a NeuLion support technician will update the request.

Additionally, NeuLion has an Emergency Support Escalation telephone number, which is available 24 hours a day, 7 days a week, that can be used for reporting ******************** ***********************.   NeuLion provides web support services within the following timeframes.

Request Severity Description	Fix Plan Response

High Severity Requests - A “Service down” or Service operations halted condition and a manual work around is not practical.	***

Medium-High Severity Requests - A suspected high impact condition associated with the Service causing significant problems.	***

Medium-Low Severity Requests - An intermittent or low-impact condition associated with the Service.	***

Low Severity Requests - Questions concerning performance or use of the Service.	***

NeuLion uses best efforts to correct High severity requests by continually working with Company to provide a fix or work around that eliminates a “Service down” condition.

EXHIBIT E

NEULION MONITORING, BACKUP AND RECOVERY

NeuLion’s iPTV Service provides for monitoring, backup and recovery from Service disruptions to the Service.  The procedures and systems available will provide for a timely system recovery.

NeuLion utilizes a 24x7, automated system that monitors the NeuLion iPTV Service at the Data Center system level and all remotely located NeuLion Transcoder Systems.  The monitoring system notifies NeuLion personnel of appropriate system events allowing for proactive operator action as required.

NeuLion provides a scalable replicated Data Center environment with multiple Data Centers.  These Data Centers provide for complete redundancy of the Company’s VOD and linear channels Content, and Content serving to their Services Subscribers.

All VOD Content is replicated to each Data Center at time of initial Content store.  For linear channel Content, NeuLion’s Transcoder Systems can be setup to feed redundant transcoded streams to two separate Data Centers, which in turn replicate the transcoded linear stream to the other Data Center, thus ensuring that each Data Centers has two sources of the linear channel Content.  In the event of a failure to receive the transcoded linear channel Content directly from the primary NeuLion Transcoder System, the NeuLion iPTV Service automatically switches to the transcoded linear channel content being replicated from the other Data Center, the Service’s Subscribers will experience a minimum interruption.

EXHIBIT F

RESPONSE TO TECHNICAL QUESTIONS

Question —

(1) We need a description of how radio channels will be handled...either that one transcoder and set up fee will cover _X_ number of radio channels or that video channels can also carry radio channels ( one or two) if this is technically possible without additional charge which is how we currently do it.

Answer —

NeuLion currently requires a dedicated radio Transcoder Server and the input requirement is an ASI input.  Additionally, if the radio is bundled in the ASI (MPEG2) input, the server can handle at least 10 channels.  For redundancy, it is recommended that a second Transcoder be implemented to handle the same set of radio channels.

Question

2) We would like to see something in Exhibit D or E that specifically gives us permission to locally and remotely (for our remote programmers) monitor and control the system.(Michael has verbally said this was Ok but we would like to see it in the Agreement) Michael said in NY that we would be able to “fine tune” and set certain parameters of the video encoding process (eg. bandwidth usage) to achieve the quality that we desired from the out of the box configuration.  We would like to see that confirmed in the Agreement and that we would not at any time be asked to downgrade our performance to accommodate a new system or box.

Answer —

From a technical point of view, NeuLion can provide Sky Angel with local or remote access to the Transcoder administration features.  This will support a process for Sky Angel and NeuLion to work together to adjust the parameters of the Transcoder in order to “fine tune” the quality.

Question

3) We need to know if we own the middleware and could our customers continue to use the set top box for a new service if our Agreement with Neulion where to end.  Could this be addressed in the Agreement?

Answer —

NeuLion is not providing a technology license agreement for the software in support of the services agreement.  The agreement requires NeuLion to deliver a service not a product.  If the service is canceled by Sky Angel the consumer would not be able to view the content on their box or use the box for other purposes.

Question —

4) Can you explain the plan procedure for (and who has what responsibility for) bringing online a backup system in case of a primary transcoder failure?

Answer —

See Exhibit E.

Question —

5) We will need about *** authorized set top boxes for monitoring each channel and for engineering, call center etc.  Could we have an allowance for these STB’s in addition to the ***?

Answer —

NeuLion will provide Sky Angel with up to *** STB’s for internal Sky Angel use.

Question —

6) In order to provide for increased capability in the event of system failures, could we have language in the Agreement that you will provide training to our engineers in how to control their software transcoder process sufficient to enable us to accomplish a quick switch to a back up system from our end?

Answer —

NeuLion will provide the Sky Angel support staff with Transcoder training.

Question

7) We understand that problems at your end will need to be handled by your people at that location but where we have equipment at our facility that is processing content could we have permission in the contract to:

A) monitor the system status(transcoder and computer/OS system health) with our own M&C system

Answer —

NeuLion will provide Sky Angel with remote monitoring capabilities in order to check the status and welfare of the Transcoder system.  The monitoring facilities provided by NeuLion for remote management will also include an alert notification system.

Question —

B) monitor the output (Ie. Be able to fully decode the actual video stream output from the transcoder software process back to raw video and audio that we can put up on a video monitor) before the signal is fed into the back haul to Neulion

Answer —

NeuLion currently does not support this feature but will consider this request as an enhancement to the current service offering.

Question —

C) Be able to adjust operating parameters of the video encoding process independently for each channel

D) Be able to control whether the primary or backup transcoder system is online I understand our engineers have discussed this with Michael and he was OK with it.  Could you check with him and if it is Ok put the above language in the contract in Section E as permission for us to do at our own expense?

Answer —

NeuLion will provide Sky Angel with Transcoder features that will allow Sky Angel to adjust the encoding parameters for each of the channels independently. Sky Angel can also notify NeuLion at anytime when Sky Angel would like to switch the video input between primary and backup Transcoders on the NeuLion media servers.